UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation or organization)	001-38115 (Commission File Number)	82-1038121 (I.R.S. Employer Identification Number)

1050 17th Street, Suite 1500
Denver, CO
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Not Applicable
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On August 7, 2017, Shaun Mara, Chief Administrative Officer and Chief Financial Officer of The Simply Good Foods Company (the “Company”), notified the Company that he would be resigning as the Company’s chief administrative officer and chief financial officer effective August 26, 2017. Mr. Mara has agreed to assist with the executive team transition and will continue to support the Company on strategic initiatives in an advisory role through November 30, 2017. In connection with the advisory role, Mr. Mara will remain an employee of the Company. Mr. Mara will remain eligible to receive his annual bonus for fiscal year 2017 from the Company.

In connection with Mr. Mara’s resignation, the Company determined on August 7, 2017 to promote Todd Cunfer, the Company’s Vice President Finance, to the position of Chief Financial Officer effective August 27, 2017. Mr. Cunfer is 52 years old. Mr. Cunfer joined the Company as Vice President Finance on July 10, 2017. Prior to joining the Company, Mr. Cunfer worked for The Hershey Company (NYSE: HSY) with over 20 years of financial planning and analysis, capital structure, treasury, supply chain management, strategic operations and merger and acquisition experience. Over his tenure with The Hershey Company, he served in a variety of senior executive finance roles leading the finance teams of multi-billion dollar businesses, including Vice President, Finance for the International business from March 2017 until July 2017, Vice President, Global Supply Chain Finance from February 2015 to March 2017, Vice President, North America Finance from February 2013 to February 2015, and Vice President, U.S. Finance from December 2010 to February 2013. Earlier in his career, Mr. Cunfer was a senior analyst for the United States Enrichment Corporation, a leading multi-billion dollar supplier of nuclear fuel to electric companies worldwide. He also served as Director, Financial Planning and Analysis for ICF Kaiser International, Senior Analyst, Financial Planning and International Finance for Lockheed Martin Corporation, and Corporate Finance, Venture Capital Officer for American Security Bank. Mr. Cunfer has a Master of Business Administration from The Darden School of Business, University of Virginia and Bachelor of Arts in Finance from College of William and Mary.

Mr. Cunfer has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Cunfer and any other person pursuant to which Mr. Cunfer was appointed as Chief Financial Officer of the Company.

Currently, pursuant to his offer letter (the “Offer Letter”) dated June 19, 2017, Mr. Cunfer receives a base salary of $350,000 and participates in the Company’s annual bonus compensation program at a target level of 50% of his base salary. He also received a grant of options to purchase 132,147 shares of the Company’s common stock on July 14, 2017. It is anticipated that Mr. Cunfer’s cash and equity compensation may be adjusted in connection with his appointment, which adjustments have not been determined as of the date of this report.

The description of the Offer Letter set forth above is qualified in its entirety by the terms of the Offer Letter, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. A press release announcing the resignation of Mr. Mara and Mr. Cunfer’s promotion to Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter dated June 19, 2017 between Atkins Nutritionals, Inc. and Todd Cunfer.
99.1	Press Release dated August 11, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017
The Simply Good Foods Company

By:     /s/ Annita M. Menogan
Annita M. Menogan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter dated June 19, 2017 between Atkins Nutritionals, Inc. and Todd Cunfer.
99.1	Press Release dated August 11, 2017.